Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer:   Advanced Series Trust

          In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his or her knowledge, that:

1.      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: February 16, 2010	/s/ Stephen Pelletier
Stephen Pelletier
President and Principal Executive Officer

Date: February 16, 2010	/s/ Grace C. Torres
Grace C. Torres
Treasurer and Principal Financial Officer